Exhibit 99.1

AMETEK Announces First Quarter Results

Berwyn, Pa., May 3, 2022 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the first quarter ended March 31, 2022.

AMETEK’s first quarter 2022 sales were $1.46 billion, a 20% increase compared to the first quarter of 2021. Operating income increased 20% to $353.2 million and operating margins were 24.2% in the quarter with strong core margin expansion.

On a GAAP basis, first quarter earnings per diluted share were $1.17. Adjusted earnings in the quarter were $1.33 per diluted share, up 24% from the first quarter of 2021. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization of $0.16 per diluted share. A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.

“AMETEK had a strong start to the year. Our businesses navigated a difficult operating environment, delivering results exceeding our expectations,” said David A. Zapico, AMETEK Chairman and Chief Executive Officer. “Our focus on providing customers with differentiated technology solutions drove double digit organic sales growth while AMETEK’s operational flexibility allowed us to generate excellent margin expansion and earnings growth. Additionally, end demand remains strong with orders up 22% in the quarter resulting in a record $3.0 billion backlog.”

Electronic Instruments Group (EIG)
EIG sales in the first quarter were $987.8 million, up 25% from the first quarter of 2021. EIG’s operating income in the quarter increased 18% to $244.8 million and operating income margins were 24.8%.

“EIG delivered fantastic results in the quarter,” noted Mr. Zapico. “Strong organic sales growth and contributions from recent acquisitions drove an impressive 25% increase in sales while AMETEK’s operational excellence initiatives drove excellent core margin expansion.”
Electromechanical Group (EMG)
First quarter EMG sales were $470.8 million, up 11% from the same quarter in 2021. EMG’s first quarter operating income was a record $128.2 million, up 22% versus the prior year, while operating income margins were a record 27.2%.

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“EMG’s first quarter results were outstanding with broad based sales growth and exceptional operating performance resulting in robust margin expansion,” added Mr. Zapico.

2022 Outlook
“AMETEK’s performance in the first quarter reflects the strength of the AMETEK Growth Model. We remain well positioned to manage successfully in an uncertain environment including supply chain constraints, increased inflation, and the impacts of COVID-19 lockdowns in China. Despite these headwinds we continue to deliver strong and sustainable performance for all stakeholders,” continued Mr. Zapico.

“For 2022, we expect overall sales to be up high-single digits compared to 2021. Adjusted diluted earnings per share are now expected to be in the range of $5.34 to $5.44, an increase of 10% to 12% over the comparable basis for 2021. This is an increase from our previous guidance range of $5.30 to $5.42 per diluted share," he added.

"We expect overall sales in the second quarter to be up low to mid-single digits versus the prior year. Adjusted earnings per diluted share are anticipated to be in the range of $1.27 to $1.30, up 10% to 13% compared to the second quarter of 2021," concluded Mr. Zapico.

Conference Call
AMETEK will webcast its first quarter 2022 investor conference call on Tuesday, May 3, 2022, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.

About AMETEK
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with 2021 sales of $5.5 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, New Product Development, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P 500.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are "forward-looking statements." Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include risks related to COVID-19 and its potential impact on AMETEK’s operations, supply chain, and demand across key end markets; AMETEK’s ability to consummate and successfully integrate future acquisitions; risks with international sales and operations, including supply chain disruptions; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the

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competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Contact:
Kevin Coleman
Vice President, Investor Relations and Treasurer
kevin.coleman@ametek.com
Phone: 610.889.5247

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AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$1,458,525	$1,215,742

Cost of sales	948,833	789,392
Selling, general and administrative	156,452	133,005
Total operating expenses	1,105,285	922,397

Operating income	353,240	293,345

Interest expense	(19,570)	(18,947)
Other income (expense), net	2,552	(1,942)

Income before income taxes	336,222	272,456

Provision for income taxes	63,775	53,223

Net income	$272,447	$219,233

Diluted earnings per share	$1.17	$0.94
Basic earnings per share	$1.18	$0.95

Weighted average common shares outstanding:
Diluted shares	233,065	232,296
Basic shares	231,481	230,435

Dividends per share	$0.22	$0.20

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales:
Electronic Instruments	$987,759	$790,924
Electromechanical	470,766	424,818
Consolidated net sales	$1,458,525	$1,215,742

Operating income:
Segment operating income:
Electronic Instruments	$244,774	$206,897
Electromechanical	128,209	105,033
Total segment operating income	372,983	311,930
Corporate administrative expenses	(19,743)	(18,585)
Consolidated operating income	$353,240	$293,345

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AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$340,304	$346,772
Receivables, net	854,457	829,213
Inventories, net	866,472	769,175
Other current assets	211,582	183,605
Total current assets	2,272,815	2,128,765

Property, plant and equipment, net	611,010	617,138
Right of use asset, net	169,279	169,924
Goodwill	5,218,920	5,238,726
Other intangibles, investments and other assets	3,700,005	3,743,634
Total assets	$11,972,029	$11,898,187

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$331,426	$315,093
Accounts payable and accruals	1,259,309	1,248,221
Total current liabilities	1,590,735	1,563,314

Long-term debt, net	2,204,592	2,229,148
Deferred income taxes and other long-term liabilities	1,245,014	1,233,841
Stockholders' equity	6,931,688	6,871,884
Total liabilities and stockholders' equity	$11,972,029	$11,898,187

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Diluted Earnings Per Share
	Three Months Ended
	March 31,
	2022	2021

Diluted earnings per share (GAAP)	$1.17	$0.94
Pretax amortization of acquisition-related intangible assets	0.21	0.17
Income tax benefit on amortization of acquisition-related intangible assets	(0.05)	(0.04)
Adjusted Diluted earnings per share (Non-GAAP)	$1.33	$1.07

	Forecasted Diluted Earnings Per Share
	Three Months Ended		Year Ended
	June 30, 2022		December 31, 2022
	Low	High	Low	High

Diluted earnings per share (GAAP)	$1.11	$1.14	$4.70	$4.80
Pretax amortization of acquisition-related intangible assets	0.21	0.21	0.85	0.85
Income tax benefit on amortization of acquisition-related intangible assets	(0.05)	(0.05)	(0.21)	(0.21)
Adjusted Diluted earnings per share (Non-GAAP)	$1.27	$1.30	$5.34	$5.44

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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